Exhibit 10.9

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (“Amendment No. 5”) is dated as of August 6, 2004 and is made by and among UNITED REFINING COMPANY, a Pennsylvania corporation (“United Refining”), UNITED REFINING COMPANY OF PENNSYLVANIA, a Pennsylvania corporation (“United Refining of PA”), KIANTONE PIPELINE CORPORATION, a New York corporation (“Kiantone”), COUNTRY FAIR, INC., a Pennsylvania corporation (“Country Fair”), KWIK-FILL CORPORATION (“Guarantor”), the Banks party to the Credit Agreement (defined below) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Agent (“Agent”).

WITNESSETH:

WHEREAS, United Refining, United Refining of PA, Kiantone and Country Fair as Borrowers (collectively, the “Borrowers”), Guarantor, PNC and the Banks (as defined in the Credit Agreement, the “Banks”) are party to that certain Amended and Restated Credit Agreement dated as of July 12, 2002, as amended by that Amendment No. 1 to Credit Agreement dated as of November 27, 2002, as amended by that Limited Waiver and Amendment No. 2 dated as of February 19, 2003, as amended by that Limited Waiver and Amendment No. 3 dated as of March 24, 2003, and as amended by that Amendment No. 4 dated as of January 27, 2004 (as amended, restated, supplemented or modified, the “Credit Agreement”);

WHEREAS, capitalized terms used herein shall have the meanings given to them in the Credit Agreement;

WHEREAS, Borrowers desire to refinance the Senior Unsecured Notes by redeeming the current Senior Secured Notes and issuing new Senior Unsecured Notes in an amount of up to $220,000,000;

WHEREAS, Borrowers have requested that the Banks amend certain definitions and Section 7.2.1 [Indebtedness], Section 7.2.14 [Changes in Organizational Documents and Senior Unsecured Notes], Section 7.2.17 [Negative Pledge Covenants], Section 7.2.19 [Redemptions of Senior Unsecured Notes], and to make other corresponding amendments to the Credit Agreement for purposes of permitting the Loan Parties to refinance the Senior Unsecured Notes and to account for the terms of the proposed new Indenture and Senior Unsecured Notes, all subject to the terms and conditions hereof;

WHEREAS, the Loan Parties have also requested that the Banks amend Section 7.2.8 for purposes of increasing the annual amount permitted to be paid under the Servicing Agreement;

WHEREAS, the Loan Parties have also requested that the Banks permit the Loan Parties to make a dividend in an amount not to exceed $5,000,000 out of the proceeds of the issuance of the Senior Unsecured Notes during the fiscal quarter ending August 31, 2004.

WHEREAS, the Loan Parties and the Banks desire to amend the Credit Agreement to make certain other modifications as more fully set forth herein.

NOW, THEREFORE, the parties hereto and in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

Amendment of Existing Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:

“Adjusted Fixed Charge Coverage Ratio shall mean the Consolidated Fixed Charge Coverage Ratio as such term is defined in the Indenture as the Indenture exists on the Amendment No. 5 Effective Date and without giving effect to any amendments to such Indenture after the Amendment No. 5 Effective Date (the “Closing Date Indenture”). All defined terms included in the definition of Consolidated Fixed Charge Coverage Ratio in the Closing Date Indenture (or included in other defined terms contained in the definitions of such defined terms or otherwise contained in the Closing Date Indenture) also shall have the meanings given them in the Closing Date Indenture.”

Indenture shall mean that certain Indenture, to be entered into on the Amendment No. 5 Effective Date, among each of the Borrowers, certain of their Subsidiaries and Bank of New York, as trustee pursuant to which the Senior Unsecured Notes are to be issued, without regard to any restatement, amendment, modification or supplement thereof after the Amendment No. 5 Effective Date.

Senior Unsecured Notes shall mean up to $220,000,000 of Senior Notes due 2014 to be issued by United Refining under the Indenture, provided that the interest rate to be paid on such Senior Notes shall not exceed 10.75%.

B. New Definitions. The following new definition is hereby inserted into Section 1.1 in alphabetical order as follows:

“Amendment No. 5 Effective Date shall mean the date on which all of the conditions precedent to the effectiveness of Amendment No. 5 have been satisfied.”

2. Amendment of Section 7.2.1 of the Credit Agreement. Subsection (ii) of Section 7.2.1 of the Credit Agreement is hereby amended and restated as follows:

“(ii) Indebtedness in an amount not to exceed $220,000,000 under the Senior Unsecured Notes as set forth on Schedule 7.2.1; provided that there is not an increase in the amount thereof or other significant change in the terms thereof;”

The remainder of Section 7.2.1 shall remain unchanged hereby.

3. Amendment of Section 7.2.8 of the Credit Agreement. Subsection (i) of Section 7.2.8 of the Credit Agreement is hereby amended and restated as follows:

“(i) The Borrowers may pay up to $2,000,000 during any fiscal year pursuant to the Servicing Agreement.”

The remainder of Section 7.2.8 shall remain unchanged hereby.

4. Amendment of Section 7.2.14 of the Credit Agreement. Section 7.2.14 of the Credit Agreement is hereby amended and restated as follows:

“7.2.14 Changes in Organizational Documents and Senior Unsecured Notes.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents without providing at least thirty (30) calendar days’ prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks. Each of the Loan Parties shall not amend, refinance or replace in any respect any provision of the Senior Unsecured Notes or related agreements if such amendment, refinancing or replacement provides for, or could result in, (a) any addition, acceleration or increase, directly or indirectly, in the amount of any principal payment thereunder, (b) a prohibition or conditioning of the granting of collateral security to the Agent and the Banks hereunder or under any similar agreement, (c) provisions more restrictive to any of the Loan Parties than those contained in the Indenture on the Amendment No. 5 Effective Date, (d) a maturity date earlier than the maturity date contained in the Indenture on the Amendment No. 5 Effective Date, (e) the granting of collateral as security therefore, except that the Senior Unsecured Notes and related agreements may be amended, refinanced or replaced to provide for the addition or increase of payments which are due after the scheduled due date for the last payment due under such Senior Unsecured Notes (as such Senior Unsecured Notes exist on the Amendment No. 5 Effective Date) without obtaining the prior written consent of the Required Banks. “

5. Amendment of Section 7.2.17 of the Credit Agreement. Section 7.2.17 of the Credit Agreement is hereby amended and restated as follows:

“7.2.17 Negative Pledge Covenants.

Except for the restrictions on granting Liens identified in subsection (xii) of the definition of Permitted Liens as such definition is defined in the Indenture on the Amendment No. 5 Effective Date, each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, (a) enter into any agreement, promise, commitment or other undertaking with any Person which, conditionally or unconditionally, prohibits, or limits in any way the right of, any of the Loan Parties or their Subsidiaries from granting any Liens to the Agent or the Banks in the assets or ownership interests of the Loan Parties or their Subsidiaries or which imposes any conditions upon such a grant of such Liens or the exercise by the Agent or the Banks of their rights and remedies under such Liens (including their rights to transfer or dispose of such assets or interests), or (b) agree to, create or suffer to exist any Lien to any Person on any assets at any time, other than Permitted Liens.”

6. Amendment of Section 7.2.19 of the Credit Agreement. Section 7.2.19 of the Credit Agreement is hereby amended and restated as follows:

“7.2.19 Redemptions of Senior Unsecured Notes.

The Loan Parties may not redeem any part of the Senior Unsecured Notes unless (a) no Event of Default Exists or would exist after giving effect to such proposed redemption, (b) the aggregate amount of payments on account of all such redemptions does not exceed $15,000,000 from and after the Amendment No. 5 Effective Date and (c) if any Loans are outstanding or would be outstanding after giving effect to such proposed redemption, the Loan Parties shall deliver a Borrowing Base Certificate to the Agent three (3) days prior to such proposed redemption demonstrating that Unused Availability would exceed $10,000,000 after giving effect to such proposed redemption.”

7. Amendments to Schedules. Schedule 7.2.1 is hereby amended and restated in its entirety to read as set forth on Schedule 7.2.1 hereto.

8. Special One Time Distribution. Notwithstanding the procedures set forth in Section 7.2.5(ii) [Dividends and Related Distributions] of the Credit Agreement with respect to making dividends or distributions, the Banks hereby permit the Loan Parties to make a dividend during the fiscal quarter ended August 31, 2004 in an amount not in excess of $5,000,000 from the proceeds of the Senior Unsecured Notes, provided that prior to August 31, 2004, the Borrowers deliver a compliance certificate demonstrating that such dividend does not exceed 50% of the consolidated net income (computed in accordance with GAAP) of the Borrower as of such quarter end for the four fiscal quarters then ended less any dividend payments made during such fiscal quarter ended May 31, 2004.

9. Representations and Warranties Relating to Indenture. Each of the Loan Parties represents and warrants that (i) the terms of the Indenture do not conflict with or create a Potential Default or Event of Default under the Credit Agreement, (ii) the terms of the Credit Agreement do not conflict with or create a default under the Indenture, (iii) the definition of Permitted Liens as set forth in the Indenture is identical to the definition of that term contained in the draft Offering Memorandum dated July 21 2004 distributed to the Banks, (iv) the definition of Consolidated Fixed Charge Coverage Ratio as set forth in the Indenture is identical to the definition of that term contained in the draft Offering Memorandum dated July 21, 2004 distributed to the Banks, and (v) the maturity date of the Senior Unsecured Notes is not earlier than August     , 2014.

10. Affirmative Covenants. The Loan Parties, jointly and severally agree that upon issuance of the new Senior Unsecured Notes as permitted hereunder, the proceeds from such issuance shall immediately be used to redeem in their entirety, the Senior Unsecured Notes as existed immediately prior to the Amendment No. 5 Effective Date. The Loan Parties, jointly and severally agree that after such redemption, any remaining proceeds of such issuance after paying costs and expenses related to such issuance and the dividend permitted pursuant to paragraph 9 hereof shall be applied to pay down the Revolving Credit Loans then outstanding.

11. Conditions to Effectiveness. This Amendment No. 5 shall be effective on the date (the “Amendment No. 5 Effective Date”) on which each of the following conditions have been satisfied:

(i) the Senior Unsecured Notes (as defined in this Amendment No. 5) to be issued by the Borrowers pursuant to clause (ii) of Section 7.2.1 of the Credit Agreement shall have been issued on terms and conditions and pursuant to documentation satisfactory to the Agent in all respects, including but not limited to (a) issuance of the Senior Unsecured Notes in a principal amount not greater than $220,000,000 shall have occurred on or before August 31, 2004, (b) the net proceeds of such issuance shall be in an amount at least equal to the Indebtedness outstanding under the Senior Unsecured Notes (as such term is defined in the Credit Agreement without giving effect to this Amendment No. 5) that are being redeemed, (c) the interest rate on the Senior Unsecured Notes shall not exceed 10.75%, and (d) the terms in the Indenture shall be satisfactory in all respects to the Agent in its sole discretion;

(ii) Borrowers shall pay to the Agent for the benefit of the Banks a fee of $37,500 on account of the amendments provided for herein, to be allocated to the Banks that execute and deliver this Amendment No. 5 to the Agent prior to 5:00 p.m. on July 30, 2004 according to their pro rata share of the Revolving Credit Commitments;

(iii) there shall have been delivered to the Agent for the benefit of each Bank a certificate dated as of the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties certifying as appropriate to: (a) all corporate action taken by each Loan Party in connection with this Amendment No. 5 together with a copy of the resolutions of each Loan Party evidencing same; (b) the names of the officer or officers authorized to sign this Amendment No. 5 and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of this Amendment No. 5 and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and (c) a certificate from the Secretary or Assistant Secretary stating that each Loan Party’s organizational documents, including its certificate or articles of incorporation and bylaws have not changed since the Closing Date and are in effect on the date hereof as on the Closing Date together with certificates of the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

(iv) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to the transactions contemplated by this Amendment No. 5;

(v) this Amendment No. 5 shall have been executed by the Required Banks, the Agent the Borrowers and the Guarantor and delivered to the Agent;

(vi) there shall be delivered to the Agent for the benefit of each Bank a written opinion dated the Amendment No. 5 Effective Date in form and substance satisfactory to the Agent, including that no provision of the Credit Agreement conflicts with or causes a default under the Indenture and that no provisions of the Indenture conflicts with or causes a Potential Default or Event of Default under the Credit Agreement;

(vii) on the date hereof and on Amendment No. 5 Effective Date no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, the Credit Agreement, the Loan Documents, the Indenture, the Senior Unsecured Notes or the consummation of the transactions contemplated by any of the foregoing, or which, in Agent’s reasonable discretion, could result in a Material Adverse Change; and

(viii) to the extent any consent, approval, order, or authorization or registration, declaration, or filing with any governmental authority or other person or legal entity is required in connection with the valid execution and delivery of this Amendment No. 5, the Indenture or the Senior Unsecured Notes or the carrying out or performance of any of the transactions contemplated thereby, all such consents, approvals, orders or authorizations shall have been obtained or all such registrations, declarations, or filings shall have been accomplished prior to the consummation of this Amendment No. 5.

12. Full Compliance. The Borrowers represent and warrant that (after giving effect to the payment of the dividend as provided in paragraph 9 above) they are in full compliance with each of the provisions of the Credit Agreement, the representations and warranties set forth in the Credit Agreement are true and accurate on the date hereof (except representations and warranties that relate solely to and earlier date or time, which representations shall be true as of the specific dates or times referred to therein) and that no Potential Default or Event of Default exists (after giving effect to the payment of the dividend as provided in paragraph 9 above). The Banks do not amend or waive any provisions of the Credit Agreement, except as expressly set forth herein. All terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect on and after the date hereof except as provided herein.

13. Governing Law. This Amendment No. 5 shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

14. Counterparts; Telecopy Signatures. This Amendment No. 5 may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Each Loan Party acknowledges and agrees that a telecopy transmission to the Agent or any Bank of the signature pages hereof purporting to be signed on behalf of any Loan Party shall constitute effective and binding execution and delivery hereof by such Loan Party.

15. Fees and Expenses. The Loan Parties shall pay all of Agent’s outstanding fees and expenses, including legal fees and expenses through the Amendment No. 5 Effective Date.

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[SIGNATURE PAGE 1 OF 5 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Amendment No. 5 as of the day and year first written above.

BORROWERS:

UNITED REFINING COMPANY

By:	/s/ James E. Murphy
Title:	Vice President – Finance and Chief Financial Officer

UNITED REFINING COMPANY OF PENNSYLVANIA

By:	/s/ James E. Murphy
Title:	Vice President – Finance and Chief Financial Officer

KIANTONE PIPELINE CORPORATION

By:	/s/ James E. Murphy
Title:	Vice President – Finance and Chief Financial Officer

COUNTRY FAIR, INC.

By:	/s/ James E. Murphy
Title:	Vice President - Finance

GUARANTOR:

KWIK-FILL CORPORATION

By:	/s/ James E. Murphy
Title:	Vice President - Finance and Chief Financial Officer

[SIGNATURE PAGE 2 OF 5 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT]

AGENT AND BANKS:

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ James Steffey
Title:	Vice President

[SIGNATURE PAGE 3 OF 5 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Christopher Kania
Title:	Vice President

[SIGNATURE PAGE 4 OF 5 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT]

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Philip F. Carfora
Title:	Duly Authorized Signatory

[SIGNATURE PAGE 5 OF 5 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT]

BANK LEUMI, USA

By:	/s/ Paul Tine
Title:	Vice President

By:	/s/ Glenn Kreutzer
Title:	A.T.